Exhibit 99.1

Platinum Energy Resources, Inc. Announces Its First Annual Meeting of Shareholders

Houston, Texas – September 7, 2010 — Platinum Energy Resources, Inc. ("Platinum Energy") (PGRI.PK), today announced that it has rescheduled its Annual Meeting of Shareholders until December 14, 2010 at 10:00 a.m.  The meeting will be held at the Company’s executive offices located at 11490 Westheimer, Suite 1000, Houston, Texas. The purpose of the meeting will be to elect directors. The record date for the meeting is October 28, 2010.

About Platinum Energy

Platinum, based in Houston, Texas, is an oil and gas exploration and production company with approximately 37,000 acres under lease in relatively long-lived fields with well established production histories and is currently engaged in drilling, developing and exploiting these properties to provide long-term growth in stockholder value.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue," "intend" or similar expressions. Forward looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this press release may include statements about future financial and operating results. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. In any forward-looking statement in which Platinum expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. All forward-looking statements included in this press release are based on information available to Platinum on the date hereof. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: volatility of oil and gas prices, the need to develop and replace reserves, the substantial capital expenditures required to fund operations, exploration risks, uncertainties about estimates of reserves, competition, government regulation, costs and results of drilling new projects, and mechanical and other inherent risks associated with oil and gas production.; as well as other relevant risks detailed in Platinum's filings with the Securities and Exchange Commission. Platinum does not assume any obligation to update the information contained in this press release.

Contact:

Stephen Fuerst
Platinum Energy Resources, Inc.
(281) 649-4500
sfuerst@platenergy.com